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EXHIBIT 10.47

                       PERMIT ENDORSEMENT

Permit    Petroleum Exploration Permit (PEP) 38332

Action In terms of section 41 of the Crown Minerals Act 1991, and in accordance with a delegation from the Minister of Energy of 4 November 1997, the Secretary of Commerce approved a Deed of Assignment and Assumption whereby Boral Energy Resources Limited assigned its interest in the permit to Boral Energy Resources NZ Limited.

Date 12 January 1998

Details   The participating interests in this permit are now as
follows:

     Indo-Pacific Energy (NZ) Limited   42.50 percent
     Boral Energy Resources NZ Limited  27.50 percent
     Trans New Zealand Oil Company (NZ) 20.00 percent

Certified true and correct

/s/ Clyde Bennett For Unit Manager   Permitting
14/1/1998